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                                                                 EXHIBIT 99.2

                                      Proxy Card


Please Detach, Sign, & Return ALL Proxies in the enclosed envelope

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                                                  CFS Bancorp, Inc.
                                                Stock Sales Center
                                                  707 Ridge Road
                                              Munster, Indiana 46321
                                                  (xxx) xxx-xxxx
                                                 Stock Order Form
                                   Please refer to the enclosed Stock Ownership
                                     Guide and Stock Order Form Instructions.



Deadline: The Subscription Offering (the "Offering") end at 12:00 Noon, Central Time, on June xx, 1998. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at or before 12:00 Noon, Central Time at the address on the top of this form, or it will be considered void. Faxes or copies of this form will not be accepted.


(1) Number of Shares     Price Per Share     (2) Total Amount Due
                         x  $10.00  =        $
     ---------------                         ---------------------

The minimum number of shares that may be subscribed for is 25. Generally, each Eligible Account Holder, Supplemental Eligible Account Holder and Other Eligible Member may purchase in the Subscription Offering not more than 50,000 Common Shares. In connection with the exercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 50,000 Common Shares. Except for the CFS Bancorp, Inc. Employee Stock Ownership Plan, which may purchase up to 10% of the total Common Shares sold in the Offering, no person, together with his or her Associates and other persons Acting in Concert with him or her, may purchase more than 300,000 Common Shares in the Offering. See the Stock ownership Guide and Stock Order Form Instructions on the attached Certification Form.

Method of Payment

(3) / / Enclosed is a check, bank draft or money order payable to CFS Bancorp, Inc. for $______________.

(4) / / I authorize Citizens Financial Services, FSB to make withdrawals from my Citizens Financial certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

          Account Number (s)           Amount (s)
                                   /
--------------------------------------------------
                                   /
--------------------------------------------------
                                   /
--------------------------------------------------
                                   /
--------------------------------------------------
                                   /
               Total Withdrawal    ---------------

There is NO penalty for early withdrawals used for this payment.

(5) / / Check here if you are a director, officer or employee of Citizens Financial Services, FSB or a member of such person's immediate family (same household).

(6)  Purchaser Information (check one)

a.  / /   Eligible Account Holder Check here if you were a depositor with $50.00 or more on deposit at Citizens Financial Services, FSB as of January 31, 1996. Enter information below for all deposit accounts that you had at Citizens Financial Services, FSB on January 31, 1996.

b.  / /   Supplemental Eligible Account Holder -- Check here if you were a depositor with $50.00 or more on deposit at Citizens Financial Services, FSB as of March 31, 1998 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Citizens Financial Services, FSB on March 31, 1998.

c.  / /   Other Member -- Check here if you were a member of Citizens Financial
          Services, FSB as of June xx, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Citizens Financial Services, FSB on June xx, 1998.

     Account Title (Names on Accounts)            Account Number
                                             /
     -----------------------------------------------------------------
                                             /
     -----------------------------------------------------------------
                                             /
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     (additional space on back of form)  Please Note:  Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(7)  Stock Registration - Please Print Legibly and Fill Out Completely
     (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

          / / Individual
          / / Joint Tenants
          / / Tenants in Common
          / / Uniform Transfer to Minors
          / / Uniform Gift to Minors
          / / Corporation
          / / Partnership
          / / Individual Retirement Account
          / / Fiduciary/Trust (Under Agreement Dated _________________)

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Name                                  / Social Security or Tax I.D.
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Name                                  / Social Security or Tax I.D.
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Mailing                                         / Daytime
Address                                           Telephone
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                              Zip                       / Evening
City                State     Code           County       Telephone
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/ / NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)
Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person who contributes to your support, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.


Acknowledgment    By signing below, I acknowledge receipt of the Prospectus
dated June xx, 1998 and understand I may not change or revoke my order once it is received by CFS Bancorp, Inc.. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. CFS Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders involving such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and
(2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature    THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the attached
Certification Form. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

---------------------------------------
Signature                          Date

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Signature                          Date

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                                                       TURN PAGE OVER --(ARROW)

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

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FOR OFFICE          Date Rec'd _____/____/_____        Check  #   ____________
USE                 Amount $   _______________         Category   ____________
Batch #  ______      -  ________________Order #        Deposit  $ ____________

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



                                 CFS Bancorp, Inc.

              Stock Ownership Guide and Stock Order Form Instructions


Stock Order Form Instructions

Item 1 and 2 -- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. Generally, each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member may purchase in the Subscription Offering not more than 50,000 Common Shares. In connection with the exercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 50,000 Common Shares. Except for CFS Bancorp, Inc.'s Employee Stock Ownership Plan, which may purchase up to 10% of the total Common Shares sold in the Offering, no person, together with his or her Associates and other persons Acting in Concert with him or her, may purchase more than 300,000 Common Shares in the Offering. CFS Bancorp, Inc. reserves the right to reject any order received in the Community Offering, if any, in whole or in part.

For a more detailed explanation of the stock purchase limitations, please see "The Conversion and the Merger -- The Offerings -- Limitations on Common Stock Purchases" in the prospectus which is incorporated herein by reference.

Item 3 -- Payment for shares may be made, by check, bank draft or money order payable to CFS Bancorp, Inc. No wire transfers will be accepted. DO NOT MAIL CASH. Your funds will earn interest at Citizens Financial Services, FSB's passbook rate which is currently x.xx% APR.

Item 4 -- To pay by withdrawal from a savings account or certificate of deposit at Citizens Financial Services, FSB, insert the account number(s) and the amount(s) you wish to withdraw from each account. If the signature of more than one person is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. Payments will remain in account(s) until the Offering closes but a hold will be placed on the account(s) for the amount(s) you show. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will be refunded.

Item 5 -- Please check this box to indicate whether you are a director, officer or employee of Citizens Financial Services, FSB or a member of such person's immediate family.

Item 6 -- Please check the appropriate box if you were:

          a) A depositor with $50.00 or more on deposit at Citizens Financial Services, FSB as of January 31, 1996. Enter information for all deposit accounts that you had at Citizens Financial Services, FSB on January 31, 1996.

          b) A depositor with $50.00 or more on deposit at Citizens Financial Services, FSB as of March 31, 1998, but are not an Eligible Account Holder. Enter information for all deposit accounts that you had at Citizens Financial Services, FSB on March 31, 1998.

          c) A member of Citizens Financial Services, FSB as of June xx, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information for all deposit and/or loan accounts that you had at Citizens Financial Services, FSB on June xx, 1998.

Item 7 -- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of CFS Bancorp, Inc. common shares. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide

Individual -- The stock is to be registered in an individual's name only.    You
may not list beneficiaries for this ownership.

Joint Tenants -- Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common -- Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors -- For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. SHARES MAY BE PURCHASED IN THE SUBSCRIPTION OFFERING UNDER EITHER ACT ONLY IF THE MINOR HAS SUBSCRIPTION RIGHTS. Only one custodian and one minor may be designated.

Instructions: On the first "Name" line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "Name" line. Use the minor's social security number.

Corporation/Partnership - Corporations and partnerships may purchase stock. Please provide the corporation/partnership's legal name and Tax I.D. To have subscription rights, the corporation/partnership must have an account in the legal name.

Individual Retirement Account -- Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Citizens Financial Services, FSB does not offer a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account.

Fiduciary/Trust -- Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second "Name" line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

          Please Detach, Sign, & Return ALL Proxies in the enclosed envelope
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                                  CFS Bancorp, Inc.

                      Item (6) continued; Purchaser Information

                    Account Title (Names on Accounts)     Account Number
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                                                       /
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                                                       /
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                                                       /
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                                                       /
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                                                       /
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                                                       /
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                                  CERTIFICATION FORM

       (This Certification Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE COMMON SHARES, $0.01 VALUE PER SHARE, OF CFS Bancorp, Inc. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY Citizens Financial Services, FSB OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing the common shares of CFS Bancorp, Inc., I received a copy of the Prospectus dated June xx, 1998 which discloses the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" beginning on page xx of the Prospectus:

1. Potential Low Return on Equity Following the Conversion; Uncertainty as to Future Growth Opportunities

2.   Risks Related to the Merger

3.   Dilutive Effect of Issuance of Additional Shares

4.   Establishment of the Foundation

5. Potential Effect of Changes in Interest Rates and the Current Interest Rate Environment

6. Risks Related to Construction and Land Development Loans, Multi-Family Residential Real Estate Loans and Commercial Real Estate Loans

7.   Strong Competition Within the Bank's Market Area

8.   Geographic Concentration of Loans

9.   Certain Anti-Takeover Provisions

10.  Regulatory Oversight and Legislation

11.  Absence of Market for the Common Stock

12.  Possible Increase in Number of Conversion Shares Issued in the Conversion

13.  Potential Increased Compensation Expense After the Conversion

14. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

15.  Year 2000 Compliance

16.  Irrevocability of Orders; Potential Delay in Completion of Offerings

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Signature                Date             Signature                   Date

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(Note: If shares to be held jointly, both parties must sign)